UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive

Chicago, Illinois 60601

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01.	Other Events

On September 15, 2009, John Bean Technologies Corporation (the “Company”) announced to its employees that the Compensation Committee of the Company’s Board of Directors authorized an amendment to the John Bean Technologies Corporation Non-Qualified Savings and Investment Plan (the “Non-Qualified Savings Plan”). The amendment, which will become effective on January 1, 2010, provides for the Company to make non-elective 3% contributions with immediate vesting to all eligible employees each year.

On September 15, 2009, the Company filed a Current Report on Form 8-K (the “September 15 Report”) announcing plan amendments related to an initiative to reduce the future financial risk arising from the Company’s retirement program and provide a competitive and sustainable retirement program that allows the Company to successfully attract and retain a skilled workforce. The amendment to the Non-Qualified Savings Plan described above was effected in connection with that initiative.

The net cost reductions reported in the September 15 Report included the impact of the amendment to the Non-Qualified Savings Plan.

The executed amendment to the Non-Qualified Savings Plan is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amendment of John Bean Technologies Corporation Non-Qualified Savings and Investment Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Ronald D. Mambu
Dated: September 18, 2009	Name:	Ronald D. Mambu
	Title:	Vice President, Chief Financial Officer, Treasurer and Controller